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                                                                   EXHIBIT 10.16


                              EMPLOYMENT AGREEMENT


               This AGREEMENT, dated as of September 30, 1997 by and between Roger D. Snell, an individual resident of the State of California (the "Executive"), and The Peregrine Real Estate Trust, a California business trust (the "Company").

                                    Recitals

               1. The Company desires to secure the services of Executive as an employee of the Company for the period provided in this Agreement.

               2. Executive is willing to enter into this Agreement for such period and on the terms and conditions hereinafter set forth.

                                    Agreement

               In consideration of the premises and covenants herein contained, the Company and Executive hereby agree as follows:

               Section 1. Employment. (A) During the term of employment set forth in Section 2 of this Agreement, the Company shall employ Executive, and Executive shall serve, as the chief executive officer of the Company, or shall serve in such other capacity, with such other title, as the Board of Trustees of the Company shall reasonably determine from time to time consistent with the skills and experience of Executive. Executive agrees to perform faithfully the duties assigned to him to the best of his ability and to devote his full business time and attention to the Company's business. Notwithstanding the foregoing, Executive may continue his involvement with Snell&Co and other related business matters to the extent that such activity does not materially interfere with his responsibilities under this Agreement.

               (B) Executive shall, subject to the control and guidance of the Board of Trustees of the Company, perform such duties on behalf of the Company and have such responsibilities as are consistent with the position of chief executive officer and/or such additional or other duties as shall be reasonably designated from time to time by the Board of Trustees of the Company.

               (C) Executive agrees that he will not engage in any activities which would interfere with his ability to discharge his responsibilities as the full-time chief executive officer of the Company. During the period of employment hereunder, Executive shall not make or continue to hold any investment in or be associated with any enterprise, or engage, directly or indirectly, in any business, which could be deemed to be in competition with the Company, without having first obtained the approval of the Board of Trustees of the Company. It is understood and agreed for the purposes of this provision that share ownership in any publicly held corporation as to which Executive is not a control person or a member of control group shall not be considered an investment in or association with a competing enterprise.




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               Section 2. Term and Place of Employment. Executive's term of employment under this Agreement shall be for a period of three years commencing on the date hereof, unless sooner terminated as provided in Section 5 below; provided, however, that the term of employment hereunder may be extended by mutual agreement between Executive and the Company at the end of such period for an additional one year term. If the Company desires such an extension, it shall serve written notice so stating upon Executive no less than 180 days prior to the end of the initial three-year period. Executive shall perform his duties principally in San Francisco and Sacramento, California and shall not be required to change his place of residence in connection with his employment hereunder.

               Section 3. Compensation. (A) For all services to be rendered by Executive to the Company under this Agreement the Company shall pay to Executive a base salary of $250,000 per annum, payable pursuant to the pay policies adopted by the Company (the "Base Salary").

               (B) Executive may receive such other additional compensation as may be determined from time to time by the Board of Trustees. Nothing herein shall be deemed or construed to require the Board of Trustees to award any bonus or additional compensation.

               (C) The Company shall deduct from Executive's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

               Section 4. Benefits. (A) During the term of employment hereunder, Executive shall be entitled, to the extent that he is otherwise eligible, to participate fully in all benefits provided by the Company for its employees in general, or for its executives, including, but not limited to, any pension, profit-sharing, stock option or similar plan or program maintained from time to time by the Company, and any life, accident, health, hospitalization or long-term disability insurance maintained from time to time by the Company.

               (B) In the event the Company wishes to obtain key man life insurance on the life of the Executive, Executive agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

               (C) Executive shall be entitled to three weeks of paid vacation per year during the term of his employment hereunder, such vacation to be taken at such time or times selected by Executive and approved by the Company, which approval will not be unreasonably withheld.

               (D) The parties recognize that in the course of performing his duties hereunder, Executive will necessarily incur out-of-pocket expenses for the account of the Company. Executive shall be entitled to reimbursement for all reasonable out-of-pocket expenses so incurred by him in the performance of his duties hereunder, upon submission of an adequate accounting for such expenses.

               Section 5. Termination; Termination Benefits. The term of employment hereunder shall be terminated upon the first to occur of the following:

               (A) The expiration of the term of employment pursuant to Section 2 of this Agreement;



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               (B) Executive's death or permanent disability. "Permanent
disability" shall mean physical or mental incapacity of a nature which prevents Executive, in the sole judgment of the Board of Trustees of the Company, from performing his duties under this Agreement for a period of six months. If the term of employment is terminated because of Executive's death or disability, the Company shall pay (in the case of death) to Executive's beneficiary or beneficiaries designated in writing to the Company, or to Executive's estate in the absence or lapse of such designation, or (in the case of permanent disability) to Executive or his representative the Base Salary in respect of the unexpired portion of the term of employment in the amounts and at the times provided in Section 3;

               (C) Executive's employment being terminated by the Board of Trustees of the Company "for cause." Termination "for cause" shall mean termination by action of the Board of Trustees of the Company because of (i) the material failure of Executive to fulfill his obligations under this Agreement;
(ii) the material failure of Executive to perform faithfully the duties of his office or the duties which are otherwise reasonably assigned to him by the Board of Trustees commensurate with his office; (iii) the habitual intoxication or inexcusable repeated or prolonged absence from work of Executive; (iv) the perpetration by Executive of a fraud against the Company; or (v) the commission by Executive of a felony. Termination for cause under subsection (iii), (iv) or
(v) of this paragraph shall occur upon delivery to Executive of a written notice of such action by the Board of Trustees of the Company, which written notice shall specify the grounds for such termination. If Executive's employment is terminated for cause, the Company's only obligation to Executive shall be payment of the Base Salary through the date on which such termination occurs. Termination for cause under subsections (i) or (ii) of this paragraph shall occur only if the Board of Trustees of the Company gives Executive sixty (60) days' advance written notice of its intent to terminate for cause and the reasons for such termination. During such sixty-day period, Executive shall have an opportunity to correct the condition constituting cause. If the condition is substantially corrected within this period, the termination notice shall be rescinded; if not substantially corrected, termination shall become effective upon expiration of the notice period;

               (D) Executive's employment being terminated by the Board of Trustees of the Company "without cause." Termination "without cause" shall mean termination of the term of employment on any basis other than those provided in paragraphs (A), (B) or (C) of this Section 5. If the term of employment is terminated without cause, the Board of Trustees of the Company shall give 10 days written notice thereof to Executive and Executive shall be entitled to receive the greater of (i) lump sum payment equal to one year's Base Salary or
(ii) the Base Salary in respect of the unexpired portion of the term of employment in the amounts and at the times provided in Section 3; or

               (E) Termination of this Agreement by Executive upon written notice delivered to the Company no later than thirty (30) days following the occurrence of a Change of Control (as defined herein). As used herein, "Change of Control" shall mean (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended (the "Exchange Act")), other than The Prudential Insurance Company of America, TCW Special Credits Fund IV, TCW Special Credits Plus Fund, TCW Special Credits Trust IV, TCW Special Credits Trust IVA, OCM Real Estate Opportunities Fund A, L.P., OCM Real Estate Opportunities Fund B, L.P., any of their respective affiliates or any other entity or person to which Oaktree Capital Management, LLC, provides management or investment advisory services, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the Common Shares of the Company (the "Common Stock"), or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of trustees (the "Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (w) any acquisition pursuant to the conversion of shares of convertible



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preferred stock of the Company outstanding on March 15, 1998, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (y) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (z) any acquisition by any corporation if, immediately following such acquisition, more than 80% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of trustees), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or (ii) consummation of a reorganization, merger or consolidation, of the Company other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the then outstanding common stock and voting securities (entitled to vote generally in the election of trustees) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities. In the event that Executive terminates his employment pursuant to the terms of this Section 5(E), Executive shall be entitled to receive an amount equal to the Base Salary in respect of the unexpired portion of the term of employment hereunder in the amounts and at the times provided in Section 3 hereof.

               Section 6. Stock Options. As an inducement to Executive to enter into this Agreement and subject to the terms of the Company's 1998 Long-Term Incentive Plan (the "Plan"), the Company hereby grants to Executive an option to purchase 850,000 shares of the Company's Common Stock (the "Options") at an exercise price of $0.25 per share, which options shall vest in four equal annual installments, the first of which shall vest upon execution of this Agreement by each of the parties hereto and the remainder of which shall vest in equal annual installments upon the first, second and third anniversary of this Agreement, respectively. The Options shall expire on the date that is ten years from the date of this Agreement. Upon the termination of Executive's employment with the Company pursuant to Sections 5(A), (B) or (C), the Options that have not vested as of the date of Executive's termination (the "Termination Date") shall immediately terminate. Upon termination of Executive's employment with the Company pursuant to Sections 5(D) or (E), the Options that have not vested as of the Termination Date shall vest immediately as of such date. The Options provided for herein may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except by will or the laws of descent and distribution, and may be exercised only by Executive, or Executive's legal representative or executor. The Options may be exercised by delivery by any such person of the exercise price therefore to the Company in cash, pursuant to a "cashless" exercise, by notice from any such person, authorizing the Company to withhold from the issuance a number of shares of Common Stock issuable upon exercise which, when multiplied by the then current "fair market value" of the Common Stock, is equal to the aggregate exercise price of the Options then being exercised by such person, or as provided in the Plan. For purposes of this Section 6 fair market value shall be determined with reference to the average closing price for the ten (10) trading days immediately preceding the delivery of such notice, if the Common Stock is then so listed on a national securities exchange or quoted on an automated quotation system, and if the Common Stock is not then so listed or quoted, by the good faith determination by action of a majority of the members of the Company's board of trustees, with the Executive abstaining from any such action of the board of trustees. The Company agrees to use its best efforts to include in its proxy statement for the first annual meeting of



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shareholders following the date of this Agreement a proposal recommending that the Company's shareholders approve the Plan.

               Section 7. Non-Disclosure. This Executive shall not, at any time during or after the termination of his employment hereunder except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, proposed and current products, customers and pricing (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Executive or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, finances, methods, operations, market information, research and development, pricing and information relating to proposed expansion of the Company or the Company's business plans. The Executive acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. The provisions of this Section 7 shall survive termination of this Agreement. Notwithstanding the foregoing, Proprietary Information shall not include any information known to Executive prior to his employment by the Company and not acquired by Executive during the course of events leading to such Employment.

               Section 8. Restrictive Covenant. (A) Executive agrees that during the period of time that Executive is employed by, and for any period with respect to which Executive receives compensation from, the Company pursuant to the terms of this Agreement (the "Noncompete Period") he will not directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, representative, agent, franchisor, franchisee or otherwise), which business is directly or indirectly involved in the investment in or management or operation of commercial or real property anywhere in California notwithstanding the foregoing, Executive may continue his involvement in Snell&Co, so long as Snell&Co engages exclusively in the business that it currently conducts, and other related business matters to the extent that such activity is not in competition with the Company's business and does not interfere with Executive's responsibilities under this Agreement.

               (B) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee, consultant, independent contractor or agent of the Company or any of its subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee, consultant, independent contractor or agent thereof, (ii) hire or otherwise retain any person who was an employee, consultant, independent contractor or agent of the Company or any of its subsidiaries at any time during the six-month period immediately prior to the date on which such hiring or engagement would take place or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, franchisee or business relation and the Company or any of its subsidiaries (including making any negative statements or communications about the Company or any of its subsidiaries).




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               (C) The parties hereto agree that, based upon the Company's present business and plans for future expansion, the covenants and agreements contained in this Section 8 are reasonable in duration, scope and geographic area and are necessary to protect the goodwill of the Company's business. The breach of the provisions of this Section 8 would irreparably harm the Company. If, however, any court shall hold that the duration of non-competition or any other restriction contained in this Section 8 is unenforceable, it is the intention of the parties hereto that this Section 8 shall not thereby be terminated but shall be deemed amended to delete therefrom or modify such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.

               (D) The covenants and restrictions contained in this Section 8 shall survive termination of this Agreement.

               Section 9. Notice. Any notice, demand, approval or other communication which may or is required to be given under this Agreement shall be in writing and shall be deemed to have been given on the earlier of the day actually received or on the close of business on the second business day next following the day when deposited in the United States mail, postage prepaid, registered or certified, addressed to the party at the address set forth after its name below or such other address as may be given by such party in writing to the other, with copies sent to the persons indicated:

        If to Executive:

               Roger D. Snell
               P.O. Box 1121
               Ross, California  94957
               Facsimile No.:  (415) 485-0662

        If to the Company:

               The Peregrine Real Estate Trust
               1300 Ethan Way, Suite 200
               Sacramento, California 95825
               Facsimile No.: (916) 929-1122

        With a copy to:

               Milbank, Tweed, Hadley & McCloy
               601 South Figueroa Street
               30th Floor
               Los Angeles, California  90017
               Facsimile No.: (213) 629-5063
               Attention:  Eric H. Schunk, Esq.

               Section 10. Full and Complete Agreement; Amendment. This Agreement constitutes the full and complete understanding and agreement of the parties and supersedes all prior understandings and agreements regarding Executive's employment by the Company. This Agreement may be modified only by a written instrument executed by both parties.



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               Section 11. Nonassignability. This Agreement and the rights and benefits hereunder are personal to the Company and are not assignable or transferable, nor may the services to be performed hereunder be assigned by the Company to any person, firm or corporation; provided, however, that this Agreement and the rights and benefits hereunder may be assigned by the Company to any corporation acquiring all or substantially all of the assets of the Company or to any corporation into which the Company may be merged or consolidated, and this Agreement and the rights and benefits hereunder will automatically be deemed assigned to any such corporation. Executive's right and interests under this Agreement may not be assigned, pledged or encumbered by Executive. The provisions of this Agreement shall inure to the benefit of Executive's heirs, executors, administrators and successors in interest.

               Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

               Section 13. Execution in Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

               Section 14. Titles and Headings. Titles and section headings herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any of the provisions of this Agreement.

               Section 15. Attorney's Fees. The Company shall reimburse Executive for up to $5,000 in attorney's fees and costs actually incurred by Executive in connection with the negotiation and preparation of this Agreement.






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               IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first set forth above.


                                       THE PEREGRINE REAL ESTATE TRUST


                                       --------------------------------------
                                       Name:
                                       Title:


                                       --------------------------------------
                                       Roger D. Snell








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